Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of our report dated March 15, 2013 relating to the financial statements, the financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Cadiz, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2012.  We also consent to the reference to us under the heading “Experts”   in such Registration Statement.

PricewaterhouseCoopers LLP
Los Angeles, California
June 25, 2013